Exhibit 10.4

NON-QUALIFIED STOCK OPTION AGREEMENT

Southwest Casino Corporation (“Company”) and Thomas E. Fox (“Optionee”) enter into this Non-Qualified Stock Option Agreement (the “Agreement”) effective July 1, 2004 (the “Grant Date”).

A.            Company desires to give Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to Optionee an option to purchase shares of common stock of the Company.

B.            Optionee previously entered into a Non-Qualified Stock Option Agreement on similar terms with Southwest Casino and Hotel Corp. on July 1, 2004 (the “Prior Agreement”). On July 22, 2004, Company and Southwest Casino and Hotel Corp. completed a reorganization in which Southwest Casino and Hotel Corp. became a wholly-owned subsidiary of Company. This Agreement supercedes and replaces the Prior Agreement.

C.            This Agreement is not issued under and is not subject to the Company’s 2004 Stock Option Plan (the “Plan”).

Accordingly, Company and Optionee agree as follows:

1.             Grant of Option.

The Company grants Optionee the right, privilege, and option (“Option”) to purchase 300,000 shares (the “Option Shares”) of the Company’s common stock, $.001 par value (the “Common Stock”), according to the terms of this Agreement.  The Option is not intended to be an “incentive stock option,” as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.             Option Exercise Price.

The price per share to be paid by Optionee upon exercise of the Option is $1.00.

3.             Duration of Option and Time of Exercise.

3.1           Initial Period of Exercisability.  The Option will become exercisable on the Grant Date as to 100,000 shares. The remaining 200,000 shares will become exercisable (a) as to 8,333 shares on the first day of each of the next 24 Months (with all remaining shares vesting on the first day of the 24th month) and (b) as to 50 percent of any shares not then exercisable, on the date the State of Missouri approves a law permitting construction and operation of a casino by Company at Rockaway Beach, Missouri or on the date the State of Minnesota approves construction and operation of a harness-racing track by Company in the Twin Cities Metropolitan Area of Minnesota. The provisions of (b) are cumulative such that if both the Rockaway Beach casino and the harness-racing track are approved, the Option will be exercisable as to all Option shares.

Optionee’s right to exercise this Option is cumulative. Except as provided in Section 3.2(b), this Option will become void and expire as to all unexercised Option Shares at, 5:00 p.m. (Minnesota time) on July 21, 2009 (the “Time of Termination”).

3.2           Termination of Employment.

(a)           If, Optionee’s employment with Employer or any Subsidiary terminates for any reason other than for Cause (as defined in Section 4.4 of Optionee’s Employment Agreement with the Company dated July 1, 2004 (the “Employment Agreement”)) or voluntary termination under Section 4.1(f) of the Employment Agreement, Option will become exercisable immediately as to all Option Shares and remain exercisable until the Time of Termination.

(b)           If Employer terminates Optionee’s employment with Employer for Cause, or Optionee terminates Optionee’s employment voluntarily under Section 4.1(f) of the Employment Agreement; no additional Option Shares will become exercisable, Optionee may elect to purchase Option Shares for which this Option has become exercisable for up to 30 days after termination, and this Option will become void and expire as to all unexercised Option Shares at 5:00 p.m. on the 30th day after termination of Optionee’s employment.

3.3           Change in Control. If, with or without the consent of Employer, a Change in Control (as defined in the Employment Agreement) occurs and within nine months after that Change in Control, Employer terminates Employee’s employment under Section 4.1(d) of the Employment Agreement or the Employee terminates his employment under Section 4.1(e) of the Employment Agreement, and Option has not expired, Option will become exercisable immediately as to all shares and remain exercisable until the Time of Termination.

4.             Manner of Option Exercise.

4.1           Notice.  Optionee may exercise this Option in whole or in part, from time to time, subject to the conditions of this Agreement. Optionee may exercise this Option by delivering, in person, by facsimile or electronic transmission (if confirmed), or through the mail, to the Company at its principal executive office in Minnesota (Attention: Chief Financial Officer), a written notice of exercise.  This notice must (a) be in a form substantially similar to the attached Notice of Exercise, or another form satisfactory to the Company, (b) identify this Option, (c) specify the number of Option Shares Optionee intends to purchase, and (d) be signed by Optionee.  The Notice of Exercise must be accompanied by payment in full of the total purchase price of Option Shares purchased. If this Option is being exercised by any person or persons other than Optionee, the notice must be accompanied by appropriate proof of right of that person or persons to exercise this Option.  As soon as practicable after an effective exercise of this Option, the Company will cause Optionee to be recorded on the stock transfer books of the Company as the owner of Option Shares purchased and deliver to Optionee of one or more duly issued stock certificates evidencing such ownership.

4.2           Payment.  At the time of exercise, Optionee must pay the total purchase price for Option Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Company, in its sole discretion, may allow payment to be made, in whole or in part, by tender of a promissory note (on terms acceptable to the Company in its sole discretion) or a Broker Exercise Notice or previously acquired shares of Company common stock owned by Optionee (“Previously Acquired Shares”), or by a combination of these methods. If Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of those shares will equal their Fair Market Value on the date of exercise of this Option.

5.             Rights of Optionee; Transferability.

5.1           Rights as a Shareholder.  Optionee will have no rights as a shareholder with respect to Option Shares issuable upon exercise of this Option unless and until all conditions to the effective exercise of this Option (including, without limitation, the conditions in Sections 4 and 6 of this Agreement) have been satisfied and Optionee has become the holder of record of Option Shares.  No adjustment will be made for dividends or distributions with respect to this Option as to which there is a record date preceding the date Optionee becomes the holder of record of such Option Shares.

5.2           Restrictions on Transfer.  Except under testamentary will or the laws of descent and distribution, no right or interest of Optionee in this Option before exercise may be assigned or transferred, or subjected to any lien, during the lifetime of Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. Optionee will, however, be entitled to designate a beneficiary to receive this Option upon Optionee’s death, and, if Optionee dies, Optionee’s legal representatives, heirs and legatees may exercise this Option to the extent permitted under Section 3.2(a) of this Agreement.

5.3           Breach of Confidentiality, Assignment of Inventions or Non-Compete Agreements.  Notwithstanding anything in this Agreement to the contrary, if Optionee breaches materially the terms of any confidentiality, assignment of inventions or non-compete agreement entered into with the Company or any Subsidiary, whether the breach occurs before or after termination of Optionee’s employment with the Company or any Subsidiary, the Board of Directors of the Company, in its sole discretion, may immediately terminate all rights of Optionee under this Agreement without notice of any kind.

6.             Securities Law and Other Restrictions.

6.1           Securities Law Restrictions.  Notwithstanding any other provision of this Agreement, the Company will not be required to issue, and Optionee may not sell, assign, transfer or otherwise dispose of, any Option Shares unless (a) there is in effect with respect to the Option Shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from the registration requirement, and (b) any other consent, approval or permit from any other regulatory body that the Company, in its sole discretion, deems necessary or advisable has been obtained. The Company may condition the issuance, sale or transfer of Option Shares upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Option Shares, as may be deemed necessary or advisable by the Company in order to comply with securities law or other restrictions.

6.2           “Market Stand-Off” Restrictions.

(a)           Optionee agrees that, after the effective date of a registration of any Company securities under the Securities Act, Optionee will not, without the prior written consent of the Company or the representative(s) of any underwriters, (i) sell, pledge, offer to sell, contract to sell (including, without limitation, any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by Optionee or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

(b)           The provisions of Section 6.2(a) will not apply (i) unless the executive officers and directors of the Company have agreed to be bound by substantially the same terms and conditions, (ii) to public offerings other than the Company’s initial public offering and any public offering made within two (2) years thereafter, (iii) to registrations relating solely to securities in connection with employee benefit plans or in connection with mergers, consolidations, reorganizations, or other transactions pursuant Rule 145 under the Securities Act, or (iv) to transfers to donees who agree to be similarly bound.  The time period requested for this market stand-off will be determined by the Company and the representative(s) of any underwriters but must not exceed one hundred eighty (180) days from the date of the final prospectus with respect to the applicable public offering.  The Company may impose stop-transfer instructions during a stand-off period with respect to the securities of Optionee subject to this restriction if necessary to enforce such restrictions. The underwriters in connection with any public offering are intended third party beneficiaries of this Section 6.2 and will have the right, power and authority to enforce the provisions of this Section 6.2 as though they were a party to this Agreement.

7.             Withholding Taxes.

The Company is entitled to (a) withhold and deduct from future wages of Optionee (or from other amounts that may be due and owing to Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to this Option including, without limitation, the grant or exercise of this Option or a disqualifying disposition of any Option Shares, or (b) require Optionee to remit promptly the amount of tax withholding to the Company before acting on Optionee’s notice of exercise of this Option.  If the Company is unable to withhold these amounts, for whatever reason, Optionee agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

8.             Adjustments.

If any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other similar change in the corporate structure or shares of the Company occurs, the Company (or, if the Company is not the surviving corporation in the transaction, the surviving corporation), in order to prevent dilution or enlargement of the rights of Optionee, may make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.

9.             Employment Status.

Nothing in this Agreement will be construed to (a) limit in any way the right of the Company or any Subsidiary to terminate the employment or service of Optionee at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will retain Optionee in any particular position, at any particular rate of compensation or for any particular period of time.

10.          Miscellaneous.

10.1         Binding Effect.  This Agreement is binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

10.2         Governing Law.  This Agreement and all rights and obligations under this Agreement will be construed in accordance with and governed by the laws of the State of Minnesota, without regard to conflicts of laws provisions.  Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

10.3         Entire Agreement.  This Agreement supercedes and replaces the Prior Agreement between Optionee and Southwest Casino and Hotel Corp. dated July 1, 2004.  This Agreement states the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersedes all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

10.4         Amendment and Waiver.  Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

The parties to this Agreement have executed this Agreement effective the day and year first above written.

SOUTHWEST CASINO CORPORATION

By	By /s/ Jeffrey S. Halpern
Its	Chairman of the Board of Directors

OPTIONEE

/s/ Thomas E. Fox
(Signature)

(Name and Address)

Southwest Casino Corporation

2001 Killebrew Drive, Suite 306

Minneapolis, MN 55425

Attention:	Chief Financial Officer
Re:	Notice of Exercise of Option

Please be advised that I elect to exercise my option to purchase                                      shares (the “Shares”) of the Common Stock of Southwest Casino Corporation (the “Company”).  A check (made payable to Southwest Casino Corporation) in the amount of $                    in payment for the Shares is attached. The name or names to be on the stock certificate representing the Shares and the address and social security number of that person is as follows:

Name:
Address:
City, State, Zip:
SS #:

I represent and agree that all of the Shares are being acquired for investment and not with a view to the sale or distribution of the Shares.  I understand that the Shares have not been registered under the Securities Act of 1933 or any state securities laws, and may not be sold, assigned, transferred, encumbered or otherwise disposed of except pursuant to registration under the Securities Act of 1933 and applicable state securities laws or under an exemption from the registration requirement. I understand that I must establish the availability of any exemption from registration to the satisfaction of the Company. I understand that certificates representing the Shares will bear an appropriate legend describing these restrictions on transfer.

I have been informed by the Company that it has no obligation now or at any future date to register the Shares or to make available to me the information required by Rule 144 under the Securities Act of 1933 to allow resale of the Share under the provisions of such Rule.

I have received such information regarding the Company as I have required, including a copy of the Company’s 2004 Stock Incentive Plan, and I have had an opportunity to ask questions of, and receive answers from, the Company and persons acting on its behalf concerning the Company’s business, financial condition and future plans and activities.

I am a resident of the State of:
(Signature)
Date:
(Print Name)

ACKNOWLEDGMENT

This Notice of Exercise and payment of the exercise price were received at                        o’clock on                         , 20    , by the undersigned on behalf of the Company.

Chief Financial Officer, Southwest Casino Corporation